NON-QUALIFIED STOCK OPTION AGREEMENT
                      UNDER THE AMENDED AND RESTATED
                        PETROLEUM HELICOPTERS, INC.
               1995 INCENTIVE COMPENSATION PLAN, AS AMENDED


     THIS AGREEMENT is entered into as of July 30, 1996, by and between Petroleum Helicopters, Inc., a Louisiana corporation ("PHI"), and Carroll
  W. Suggs (the "Optionee").

     WHEREAS, under the Amended and Restated Petroleum Helicopters, Inc.
  1995 Incentive Compensation Plan, as amended (the "Plan"), the Compensation Committee of the PHI Board of Directors (the "Committee") may, among other things, award options to purchase shares of the non-voting common stock, $.10 par value per share, of PHI (the "Common Stock") to a key employee of PHI or one of its subsidiaries (collectively, the "Company"); and

     WHEREAS, pursuant to the Plan, on July 30, 1996, the Committee awarded an option to purchase Common Stock to the Optionee.

     NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

                                  1.

                            Grant of Option

     1.1 PHI hereby grants to the Optionee effective July 30, 1996 (the "Date of Grant") the right, privilege and option to purchase 23,200 shares of Common Stock (the "Option") at an exercise price of $14.875 per share (the "Exercise Price"). The Option shall vest, become exercisable and expire as provided in Sections 2 and 3 below.

     1.2 The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

                                  2.

                           Vesting of Option

     2.1 Effective July 31, 1997, the Compensation Committee of the Board of Directors of PHI (the "Committee") shall make a determination as to the portion of the Option that is vested as follows:

          (a)  Company Performance Goals

               (1) If the Company's consolidated earnings before income taxes for the fiscal year ending April 30, 1997, as adjusted by the Committee for extraordinary items ("Actual Operating Income"), equals the consolidated earnings before income taxes reflected in the Company's annual budget for the fiscal year ending April 30, 1997 ("Budgeted Operating Income"), the Option shall vest with respect to 16,000 of the shares covered thereby.

               (2)  If Actual Operating Income exceeds Budgeted
       Operating Income, the Option shall vest with respect to an additional 160 shares for each 1% by which Actual Operating Income exceeds Budgeted Operating Income, up to a maximum of 3,200 additional shares.

               (3) If Actual Operating Income is less than Budgeted Operating Income, but is between 90% and 100% of Budgeted Operating Income, then the Option shall vest with respect to 16,000 shares, less 320 shares for each 1% or fraction of 1% by which Actual Operating Income is less than Budgeted Operating Income.

               (4)  If Actual Operating Income is less than 90% of
       Budgeted Operating Income, no portion of the Option shall vest based upon Company performance.

          (b)  Individual Performance

     The Option may vest with respect to up to an additional 4,000 shares in the discretion of the Compensation Committee based on an evaluation of the Optionee's performance for the year.

     2.2  All unvested Options or portions thereof shall be forfeited.

                                  3.

                           Time of Exercise

     3.1 Subject to the provisions of the Plan and Section 2 hereof, the Optionee shall be entitled to exercise the vested portion of the Option with respect to 50% of the shares beginning July 31, 1997 and with respect to the remaining 50% of the shares beginning July 31, 1998.

     3.2 The Option shall expire and may not be exercised later than ten years following the Date of Grant.

     3.3 Notwithstanding the foregoing, the Option shall become accelerated and immediately exercisable to the extent vested if (a.) the Optionee dies while she is employed by the Company, (b.) the Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code ("Disability") while she is employed by the Company, (c.) the Optionee retires from employment with the Company on or after attaining the age of 65 or is granted early retirement by a vote of the Board of Directors ("Retirement") or (d.) pursuant to the provisions of the Plan.

                                  4.

                   Conditions for Exercise of Option

     During the Optionee's lifetime, the Option may be exercised only by her or by her guardian or legal representative. The Option must be exer-

  cised while the Optionee is employed by the Company, or, to the extent exercisable at the time of termination of employment, within 190 days of the date on which she ceases to be an employee, except that (a.) if she ceases to be an employee because of Retirement or Disability, the Option may be exercised within three years from the date on which she ceases to be an employee, (b.) if the Optionee's employment is terminated for cause, the unexercised portion of the Option is immediately terminated, and (c.) in the event of the Optionee's death, the Option may be exercised by her estate, or by the person to whom such right devolves from her by reason of her death within two years after the date of her death; provided, however, that no Option may be exercised later than 10 years after the Date of Grant.

                                  5.

                         Additional Conditions

     Anything in this Agreement to the contrary notwithstanding, if at any time PHI further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of the shares of Common Stock issuable pursuant to the exercise of an Option is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such shares of Common Stock shall not be issued, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to PHI.

                                  6.

                  No Contract of Employment Intended

     Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or to interfere in any way with the right of PHI to terminate the Optionee's employment relationship with the Company at any time.

                                  7.

                                 Taxes

     The Company may make such provisions as it may deem appropriate for the withholding of any federal, state and local taxes that it determines are required to be withheld on the exercise of the Option.

                                  8.

                            Binding Effect

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                  9.

                        Inconsistent Provisions

     The Option granted hereby is subject to the provisions of the Plan.
  If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control.

                                  10.

                        Adjustments to Options

     Appropriate adjustments shall be made to the number and class of shares of Common Stock subject to the Option and to the Exercise Price in certain situations described in Section 12.6 of the Plan.

                                  11.

                         Termination of Option

     The Committee, in its sole discretion, may terminate the Option. However, no termination may adversely affect the rights of the Optionee to the extent that the Option is currently vested on the date of such termination.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

         PETROLEUM HELICOPTERS, INC.


                             By:       /s/ Leonard M. Horner
                                   Leonard M. Horner, Chairman,
                                      Compensation Committee



                                       /s/ Carroll W. Suggs
                                       Carroll W. Suggs
                                           Optionee